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Exhibit F-2


                           Joyce Koria Hayes, Esquire
                                 7 Graham Court
                               Newark, DE  19711
                                  302-266-9211
                               302-266-9212 (fax)
                            joykor@inet.net (e-mail)



                                                                   July 17, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                    Re:      Atlantic City Electric Company
                             File No. 70-9307

Dear Sirs:

         I have acted as counsel for Atlantic City Electric Company ("ACE"), a New Jersey electric utility that is a subsidiary of Conectiv, a Delaware corporation ("Conectiv"), in connection with the Application on Form U-1 filed under the Public Utility Holding Company Act of 1935, as amended (hereinafter referred to as the "Act") as amended by Amendment No. 1 thereto dated July 8, 1998 (the Application as amended is hereinafter referred to as the "Application"), seeking authorization to purchase two combustion turbine units previously held under a twenty-five year lease (the "Proposed Transaction").

         In connection with this opinion, I have examined the order of the Commission dated July 9, 1998 permitting the Application to become effective (Release No. 35-26893 (hereinafter the "Order")) and the Certificate executed by officers of ACE to be filed pursuant to Rule 24 promulgated under the Act. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of ACE and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.
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Based on the foregoing, and relying on the opinion of Joanne M. Scanlon, attorney for Conectiv, as to matters of New Jersey law, I am of the opinion that:

    1. All state laws applicable to the Proposed Transaction have been complied with;

    2.   ACE has legally acquired the two combustion units;

    3. The consummation of the Proposed Transaction did not violate the legal rights of the holders of any securities issued by ACE or any associate company thereof; and

    4. The Proposed Transaction was carried out in accordance with the Application and the Order.

I hereby consent to the filing of this opinion with the certificate pursuant to Rule 24 to be filed by ACE.

                                                           Very truly yours,

                                                           /s/ Joyce Koria Hayes
                                                           Joyce Koria Hayes